Exhibit 99.1

Pacific Capital Bancorp Reports Third Quarter 2008 Financial Results

SANTA BARBARA, Calif.--(BUSINESS WIRE)--November 6, 2008--Pacific Capital Bancorp (Nasdaq: PCBC), a community bank holding company with $7.7 billion in assets, today announced financial results for the third quarter ended September 30, 2008.

The Company’s net loss for the third quarter of 2008 was $47.5 million, or ($1.03) per diluted share, compared to net income of $3.9 million, or $0.08 per diluted share, in the same period of the prior year. Financial results for the third quarter of 2008 include the following items:

  A provision for loan losses of $64.0 million, which increases the Company’s allowance for loan losses to 2.13% of total loans and 73% of non-performing loans
  A $22.1 million non-cash charge to reflect an impairment of Goodwill related to the Company’s Commercial Banking segment

Provision for Loan Loss

The third quarter 2008 provision for loan losses included:

  $18.1 million to cover net charge-offs
  $9.8 million related to the increase in problem loans and higher specific reserves against impaired loans
  $14.1 million added to the quantitative factors portion of the allowance to reflect higher historical loss rates
  $25.7 million added to the qualitative factors portion of the allowance to reflect inherent losses associated with deteriorating economic conditions
  A $3.7 million reversal of allowance related to the refund anticipation loan (RAL) program due to higher than expected collections

Commenting on the third quarter of 2008, George Leis, President and Chief Executive Officer of Pacific Capital Bancorp, said, “While our asset quality remained generally stable during the third quarter, the outlook for general economic conditions and the impact on our loan portfolio changed considerably. Accordingly, we significantly increased both the quantitative and qualitative factors of our allowance for loan loss to reflect higher historical loss rates and inherent probable losses due to weakness in the national and state economies. The provision taken in the third quarter raises our allowance to 2.13% of total loans, which is in line with our peer group.

“We are also very pleased to have received preliminary approval to participate in the U.S. Treasury’s Capital Purchase Program. The capital infusion of approximately $188 million will significantly strengthen our capital ratios and increase our ability to finance quality lending opportunities within our markets,” said Leis.

Goodwill Impairment

As is the case with most banks, Pacific Capital’s goodwill was created by transactions which occurred during more robust economic environments. The Company completed a stringent review of each of its reporting units in its annual SFAS 142 Goodwill Impairment analysis. Due to declining valuations within the marketplace, the Company recorded a $22.1 million charge for an impairment of Goodwill related to the Commercial Banking segment.

Income Statement

As discussed in the Non-GAAP Financial Information section later in the press release, “Core Bank” represents all activities of the Company other than the RAL and RT programs.

The Company’s net interest income for the third quarter of 2008 was $60.8 million, compared with $60.0 million in the same quarter of 2007. Net interest income for the Core Bank was $61.5 million in the third quarter of 2008, compared with $60.5 million in the same period of the prior year. The increase in Core Bank net interest income is primarily attributable to an increase in earning assets, partially offset by a decline in net interest margin.

The Company’s net interest margin for the third quarter of 2008 was 3.57%, which compares with 3.65% in the third quarter of 2007. This also compares with a net interest margin of 3.74% for the Core Bank in the second quarter of 2008. The sequential quarter decline in net interest margin was primarily attributable to a decline in loan interest rates that could not be fully offset by reductions in interest expense on deposits and borrowings.

The Company’s non-interest income was $16.7 million in the third quarter of 2008, compared with $17.3 million in the third quarter of 2007. The decline was primarily attributable to a mortgage-backed securities impairment loss of $797,000, offset by trading portfolio gains of $374,000.

Non-interest expense was $82.2 million in the third quarter of 2008, compared with $52.2 million in the third quarter of 2007. The majority of the increase in non-interest expense was primarily attributable to the following items:

  A $22.1 million goodwill impairment charge
  A $2.8 million accrual in recognition of a probable settlement of litigation
  A $2.7 million reserve for off-balance sheet credit commitments

Excluding the items listed above, non-interest expense was $54.6 million in the third quarter of 2008.

Balance Sheet

The Company’s total gross loans held for investment were $5.72 billion at September 30, 2008, compared with $5.69 billion at June 30, 2008, and $5.56 billion at September 30, 2007. At September 30, 2008, the Company had $145.4 million of loans classified in loans held for sale consisting primarily of residential mortgage loans, which are being sold as part of the Company’s liquidity and balance sheet management strategy. Including loans held for sale, total gross loans increased 12.3% annualized during the third quarter of 2008. The increase was primarily attributable to growth in the commercial real estate portfolio, partially driven by commercial construction loans migrating to permanent financing as the properties are completed and demonstrate stable cash flows.

The Company’s total deposits were $4.94 billion at September 30, 2008, compared to $4.64 billion at June 30, 2008, and $4.85 billion at September 30, 2007. The sequential quarter increase in deposits is primarily attributable to higher balances of certificates of deposit, driven by retail CD campaigns and increased brokered CDs added in preparation for the funding of the 2009 RAL program.

Asset Quality

Total non-performing assets were $171.6 million at September 30, 2008, compared to $161.8 million at June 30, 2008. The following table provides comparative asset quality data for the comparable three-month periods of the Core Bank (dollars in millions):

	September 30,	June 30,
	2008	2008

Allowance for loan losses	$122.1	$73.3
Allowance for loan losses/total loans	2.13%	1.29%

Total non-performing assets	$171.6	$161.8
Total non-performing assets/total assets	2.23%	2.16%

Allowance to non-performing loans	73%	46%

Net charge-offs	$18.1	$28.5
Annualized net charge-offs/total average loans	1.25%	2.05%

At September 30, 2008, qualitative factors accounted for approximately 57% of the Company’s allowance for loan losses.

Capital Ratios

All of the Company’s capital ratios continue to exceed the regulatory definition of “well capitalized.”

The Company’s Tier 1 tangible asset ratios as of September 30, 2008, and June 30, 2008, were 7.7% and 8.4%, respectively.

The Company’s total risk weighted capital ratios as of September 30, 2008, and June 30, 2008, were 11.9% and 13.1%, respectively.

2009 RAL and RT Programs

The disruption in the credit markets has restricted the availability of funding for the 2009 RAL and RT season. As a result, the Company may not be able to establish a securitization vehicle for the 2009 RAL program. As a potential alternative, the Company is currently in the process of securing commitments from a variety of institutions that would participate in a RAL syndication program. It is possible that the Company will also retain more RALs on its own balance sheet in the 2009 program. When funding commitments are finalized, the Company will provide an update on its expectations for the 2009 RAL and RT programs.

Outlook

Commenting on the outlook for Pacific Capital Bancorp, Leis said, “Given the significant increase in our loan loss reserves, we believe we are better positioned to manage through a prolonged economic downturn. Going forward, we expect to see a moderation in loan growth due to more caution on the part of borrowers, a declining net interest margin due to reductions in prevailing interest rates, and a downward trend in expense levels. Our key priorities will be further increasing our base of retail and commercial deposits, focusing on growing our commercial loan production, and finalizing the funding for the 2009 RAL program.

“While the turmoil in the financial markets is creating challenges for our near-term financial performance, we are optimistic about the opportunities emerging to enhance our competitive position in our regional markets. The dislocation in the financial services industry is creating opportunities for Pacific Capital to win new business relationships and add talented bankers that can help us further grow our franchise over the longer-term,” said Leis.

Conference Call and Webcast

The Company will hold a conference call today at 11:00 a.m. Eastern time / 8:00 a.m. Pacific time to discuss its third quarter 2008 results. To access a live webcast of the conference call, log on at the Investor Relations page of the Company’s website at www.pcbancorp.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

About Pacific Capital Bancorp

Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 48 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank and First Bank of San Luis Obispo.

Forward Looking Statements

This press release contains forward-looking statements with respect to the financial condition, results of operation and businesses of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, the Company’s de novo branching and acquisition efforts, the operating characteristics of the Company’s income tax refund loan and transfer programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) deterioration in general economic conditions, internationally, nationally or in California; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) increased competitive pressure among financial services companies; (4) the occurrence of terrorist acts; (5) reduced demand for or earnings derived from the Company’s income tax refund loan and refund transfer programs; (6) legislative or regulatory changes or litigation adversely affecting the businesses in which Pacific Capital Bancorp engages; (7) unfavorable conditions in the capital markets; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. For a more detailed description of the risk factors associated with the Company’s businesses, please refer to the Company’s most recent Annual Report on Form 10-K.

Non-GAAP Amounts and Measures

This press release contains amounts and ratios that are computed excluding the results of operations of the RAL and RT programs and/or exclude asset and liability balances related to those programs. Because they relate to the filing of individual tax returns, these programs are activities conducted primarily during the first and second quarters of each year. These programs comprise one of the Company’s operating segments for purposes of segment reporting in the Company’s quarterly and annual reports to the SEC. The Company’s Management believes analysts and investors find this information useful for the same reason that Management uses it internally, namely, it provides more comparability with virtually all of the rest of the Company’s peers that do not operate such programs.

The information that excludes balances and results of the RAL and RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in several tables at the end of this release.

In addition to the non-GAAP measures computed related to the Company’s balances and results exclusive of its RAL and RT programs, this release contains other financial information determined by methods other than in accordance with GAAP. Management uses these non-GAAP measures in their analysis of the business and its performance. In particular, net interest income, net interest margin and operating efficiency are calculated on a fully tax-equivalent basis ("FTE"). Management believes that the measures calculated on a FTE basis provide a useful picture of net interest income, net interest margin and operating efficiency for comparative purposes. Net interest income and net interest margin on a FTE basis is determined by adjusting net interest income to reflect tax-exempt interest income on an equivalent before-tax basis. The efficiency ratio also uses net interest income on a FTE basis.

The assets, liabilities, and results of operations of the Company’s refund programs are reported in its periodic filings with the SEC as a segment of its business. Because these are activities conducted by very few other financial institutions, users of the financial statements have indicated that they are interested in information for the Company exclusive of these programs so that they may compare the results of operations with financial institutions that have no comparable programs. The amounts and ratios may generally be computed from the information provided in the note to its financial statements that discloses segment information, but are computed and included in the press release for the convenience of those users.

Consolidated Balance Sheets						% Change
(dollars in thousands)	As of					9/30/2008 vs.	09/30/2008 vs.
	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2008	9/30/2007
	(unaudited)	(unaudited)	(unaudited)		(unaudited)	(Annualized)
Assets
Cash and due from banks	$122,991	$149,343	$179,328	$141,086	$163,418	(70.6%)	(24.7%)
Federal funds sold	55,000	—	20,000	—	87,400	N/A	(37.1%)
Trading securities	202,557	62,324	65,885	146,862	—	900.0%	N/A
Available-for-sale securities	990,083	1,118,229	1,095,876	1,176,887	976,161	(45.8%)	1.4%
Loans held for sale	145,350	—	—	68,343	—	N/A	N/A
Loans held for investment
Real estate
Residential	1,100,608	1,175,267	1,098,606	1,075,663	1,401,282	(25.4%)	(21.5%)
Multi-family residential	265,261	279,922	285,241	278,935	285,779	(21.0%)	(7.2%)
Commercial	1,929,225	1,713,846	1,625,242	1,558,761	1,517,370	50.3%	27.1%
Construction	605,563	677,678	696,577	651,307	655,424	(42.6%)	(7.6%)
Commercial loans	1,194,805	1,233,030	1,184,956	1,196,808	1,112,027	(12.4%)	7.4%
Home equity loans	426,921	413,832	393,732	394,331	379,564	12.7%	12.5%
Consumer loans	196,164	196,066	199,171	200,094	206,312	0.2%	(4.9%)
Tax refund loans (RALs)	1,600	1,000	61,102	—	2,695	240.0%	(40.6%)
Other loans	2,067	2,411	2,836	3,257	2,759	(57.1%)	(25.1%)
Gross loans held for investment	5,722,214	5,693,052	5,547,463	5,359,156	5,563,212	2.0%	2.9%
Allowance for loan losses	122,097	73,288	65,491	44,843	40,375	266.4%	202.4%
Total loans held for investment, net	5,600,117	5,619,764	5,481,972	5,314,313	5,522,837	(1.4%)	1.4%
Premises and equipment, net	79,409	79,636	84,210	86,921	88,981	(1.1%)	(10.8%)
Goodwill	128,710	150,354	150,354	145,749	145,749	(57.6%)	(11.7%)
Other intangible assets	11,022	11,480	12,058	10,037	7,555	(16.0%)	45.9%
Other assets	353,409	294,193	309,698	284,148	294,975	80.5%	19.8%
Total assets	$7,688,648	$7,485,323	$7,399,381	$7,374,346	$7,287,076	10.9%	5.5%

Liabilities
Deposits
Non-interest-bearing demand deposits	$989,025	$991,570	$1,116,182	$1,002,281	$1,067,401	(1.0%)	(7.3%)
Interest-bearing deposits
NOW accounts	995,181	1,037,582	1,119,338	1,145,655	1,142,055	(16.3%)	(12.9%)
Money market deposit accounts	561,297	631,925	727,147	748,417	812,654	(44.7%)	(30.9%)
Other savings deposits	261,085	240,795	244,443	254,273	266,651	33.7%	(2.1%)
Time certificates of $100,000 or more	1,234,196	1,204,150	1,094,486	1,063,271	987,480	10.0%	25.0%
Other time deposits	900,520	533,177	533,608	749,915	572,406	275.6%	57.3%
Total interest-bearing deposits	3,952,279	3,647,629	3,719,022	3,961,531	3,781,246	33.4%	4.5%
Total deposits	4,941,304	4,639,199	4,835,204	4,963,812	4,848,647	26.0%	1.9%

Federal funds purchased and securities sold under agreements to repurchase	358,124	424,739	327,640	272,673	246,293	(62.7%)	45.4%
Long-term debt and other borrowings	1,660,986	1,643,766	1,343,530	1,405,602	1,441,628	4.2%	15.2%
Other liabilities	85,885	67,949	159,446	63,903	82,696	105.6%	3.9%
Total liabilities	7,046,299	6,775,653	6,665,820	6,705,990	6,619,264	16.0%	6.5%

Shareholders' equity	642,349	709,670	733,561	668,356	667,812	(37.9%)	(3.8%)
Total liabilities and shareholders' equity	$7,688,648	$7,485,323	$7,399,381	$7,374,346	$7,287,076	10.9%	5.5%

Consolidated Statements of Income (unaudited)
(dollars in thousands)	For the Three-Month Periods Ended September 30,
	2008			2007
	Consolidated	Core Bank	RAL and RT	Consolidated	Core Bank	RAL and RT	Consolidated % Change
Interest income
Loans	$88,109	$88,109	—	$101,404	$101,292	$112	(13.1%)
Trading securities	2,484	2,484	—	—	—	—	N/A
Available-for-sale securities	12,021	12,021	—	11,736	11,736	—	2.4%
Federal funds sold, securities purchased under resale agreements and other earning assets	119	119	—	1,519	1,519	—	(92.2%)
Total interest income	102,733	102,733	—	114,659	114,547	112	(10.4%)
Interest expense
Deposits	18,565	18,547	18	32,399	32,399	—	(42.7%)
Securities sold under agreements to repurchase and federal funds purchased	3,444	3,444	—	3,450	3,450	—	(0.2%)
Long-term debt and other borrowings	19,902	19,209	693	18,842	18,149	693	5.6%
Total interest expense	41,911	41,200	711	54,691	53,998	693	(23.4%)
Net interest income	60,822	61,533	(711)	59,968	60,549	(581)	1.4%
Provision for loan losses
Provision for loan losses - RALs	(3,697)	—	(3,697)	22,383	—	22,383	N/A
Provision for loan losses - Core Bank	67,659	67,659	—	2,018	2,018	—	N/A
Provision for loan losses	63,962	67,659	(3,697)	24,401	2,018	22,383	162.1%
Net interest (loss)/income after provision for loan losses	(3,140)	(6,126)	2,986	35,567	58,531	(22,964)	N/A
Non-interest income
Service charges and fees	8,028	7,992	36	8,551	8,361	190	(6.1%)
Trust and investment advisory fees	6,352	6,352	—	6,009	6,009	—	5.7%
Refund transfer fees	385	—	385	370	—	370	4.1%
(Loss)/gain on securities, net	(487)	(487)	—	5	5	—	N/A
Other	2,462	2,462	—	2,335	2,335	—	5.4%
Total non-interest income	16,740	16,319	421	17,270	16,710	560	(3.1%)
Non-interest expense
Salaries and employee benefits	28,593	27,236	1,357	26,987	26,536	451	6.0%
Goodwill Impairment	22,068	22,068	—	—	—	—	N/A
Occupancy expenses, net	6,178	5,898	280	5,552	5,322	230	11.3%
Furniture, fixtures and equipment, net	2,291	2,152	139	2,224	2,066	158	3.0%
Other	23,041	18,864	4,177	17,412	15,478	1,934	32.3%
Total non-interest expense	82,171	76,218	5,953	52,175	49,402	2,773	57.5%
(Loss)/Income before benefit for income taxes	(68,571)	$(66,025)	$(2,546)	662	$25,839	$(25,177)	N/A
Benefit for income taxes	(21,070)			(3,191)			560.3%
Net (loss)/Income	$(47,501)			$3,853			N/A

(Loss)/Income per share - basic	$(1.03)			$0.08
(Loss)/Income per share - diluted	$(1.03)			$0.08
Average number of shares - basic	46,197			46,945
Average number of shares - diluted	46,624			47,179

The Company's management utilizes the above "Core Bank" financial information in the evaluation of its banking operations and believes that the investment community also finds this information valuable to understand the key drivers of the business.

Consolidated Statements of Income (unaudited)	For the Nine-Month Periods Ended September 30,
(dollars in thousands)	2008			2007

	Consolidated	Core Bank	RAL and RT	Consolidated	Core Bank	RAL and RT	Consolidated % Change
Interest income
Loans	$371,358	$262,596	$108,762	$432,869	$314,301	$118,568	(14.2%)
Trading securities	4,121	4,121	—	—	—	—	N/A
Available -for-sale securities	39,366	39,366	—	36,276	36,276	—	8.5%
Federal funds sold, securities purchased under resale agreements and other earning assets	2,281	578	1,703	2,629	2,629	—	(13.2%)
Total interest income	417,126	306,661	110,465	471,774	353,206	118,568	(11.6%)
Interest expense
Deposits	65,377	61,648	3,729	99,236	95,867	3,369	(34.1%)
Securities sold under agreements to repurchase and federal funds purchased	9,859	9,522	337	14,565	10,738	3,827	(32.3%)
Long-term debt and other borrowings	55,516	52,536	2,980	55,760	51,152	4,608	(0.4%)
Total interest expense	130,752	123,706	7,046	169,561	157,757	11,804	(22.9%)
Net interest income	286,374	182,955	103,419	302,213	195,449	106,764	(5.2%)
Provision for loan losses
Provision for loan losses - RALs	22,717	—	22,717	93,960	—	93,960	(75.8%)
Provision for loan losses - Core Bank	126,806	126,806	—	14,534	14,534	—	772.5%
Provision for loan losses	149,523	126,806	22,717	108,494	14,534	93,960	37.8%
Net interest income after provision for loan losses	136,851	56,149	80,702	193,719	180,915	12,804	(29.4%)
Non-interest income
Refund transfer fees	68,576	—	68,576	45,756	—	45,756	49.9%
Gain on sale RALs, net	44,580	—	44,580	41,822	—	41,822	6.6%
Service charges and fees	27,220	24,140	3,080	31,659	25,205	6,454	(14.0%)
Trust and investment advisory fees	19,637	19,637	—	18,183	18,183	—	8.0%
(Loss)/Gain on securities, net	(422)	(422)	—	1,944	1,944	—	N/A
Gain on sale of leasing portfolio	—	—	—	24,344	24,344	—	N/A
Other	4,666	4,666	—	6,663	6,633	30	(30.0%)
Total non-interest income	164,257	48,021	116,236	170,371	76,309	94,062	(3.6%)
Non-interest expense
Salaries and employee benefits	94,598	84,699	9,899	93,867	87,032	6,835	0.8%
Refund program marketing and technology fees	46,257	—	46,257	44,500	—	44,500	3.9%
Goodwill Impairment	22,068	22,068	—	—	—	—	N/A
Occupancy expenses, net	19,192	18,388	804	16,440	15,684	756	16.7%
Furniture, fixtures and equipment, net	6,871	6,405	466	7,301	6,761	540	(5.9%)
Other	79,722	55,604	24,118	62,024	47,653	14,371	28.5%
Total non-interest expense	268,708	187,164	81,544	224,132	157,130	67,002	19.9%
Income/(Loss) before provision for income taxes	32,400	$(82,994)	$115,394	139,958	$100,094	$39,864	(76.9%)
Provision for income taxes	13,311			51,301			(74.1%)
Net income	$19,089			$88,657			(78.5%)

Income per share - basic	$0.41			$1.89
Income per share - diluted	$0.41			$1.88
Average number of shares - basic	46,169			46,971
Average number of shares - diluted	46,490			47,244

The Company's management utilizes the above "Core Bank" financial information in the evaluation of its banking operations and believes that the investment community also finds this information valuable to understand the key drivers of the business.

Consolidated Average Balances and Annualized Yields (unaudited)
(dollars in thousands)	For the Three-Month Periods Ended September 30,
	2008			2007
	Average Balance	Income	Rate	Average Balance	Income	Rate
Assets:
Commercial paper	$6,408	$37	2.30%	$—	$—	—
Federal funds sold	19,287	82	1.69%	115,006	1,519	5.24%
Securities (1) (2)
Taxable	917,702	11,077	4.80%	754,002	8,940	4.70%
Non-taxable	265,132	4,807	7.25%	206,790	3,498	6.77%
Total securities	1,182,834	15,884	5.35%	960,792	12,438	5.15%
Loans (1) (3)
Commercial	1,207,890	18,914	6.23%	1,088,061	24,320	8.87%
Real estate - multi family & commercial	2,752,603	41,886	6.09%	2,438,997	44,062	7.23%
Real estate - residential 1 - 4 family	1,203,771	17,889	5.94%	1,379,669	20,469	5.93%
Consumer	613,796	9,831	6.37%	613,026	12,528	8.11%
Other	2,251	30	5.30%	2,911	62	8.45%
Total loans	5,780,311	88,550	6.12%	5,522,664	101,441	7.33%
Total interest-earning assets	6,988,840	104,553	5.95%	6,598,462	115,398	6.94%
Market value adjustment	18,580			11,728
Non-interest-earning assets	593,612			639,824
Total assets	$7,601,032			$7,250,014

Liabilities and shareholders' equity:
Interest-bearing deposits:
Savings and interest-bearing transaction accounts	$1,891,370	4,660	0.98%	$2,202,366	15,095	2.72%
Time certificates of deposit	1,849,236	13,905	2.99%	1,560,697	17,304	4.40%
Total interest-bearing deposits	3,740,606	18,565	1.97%	3,763,063	32,399	3.42%
Borrowed funds:
Repos and Federal funds purchased	436,123	3,444	3.14%	279,404	3,450	4.90%
Other borrowings	1,656,597	19,902	4.78%	1,409,366	18,842	5.30%
Total borrowings	2,092,720	23,346	4.44%	1,688,770	22,292	5.24%
Total interest-bearing liabilities	5,833,326	41,911	2.86%	5,451,833	54,691	3.98%
Non-interest-bearing demand deposits	987,336			1,020,983
Other liabilities	80,479			106,588
Shareholders' equity	699,891			670,610
Total liabilities and shareholders' equity	$7,601,032			$7,250,014

Tax equivalent net interest income/margin		62,642	3.57%		60,707	3.65%
Less: non-taxable interest from securities and loans		1,820	0.10%		739	0.04%
Net interest income		$60,822	3.47%		$59,968	3.61%

Consumer loans, Core Bank	$613,453	$9,831	6.38%	$584,697	$12,416	8.42%
Loans, Core Bank	$5,779,968	$88,550	6.09%	$5,494,335	$101,329	7.32%

(1)	Income and yield calculations are presented on fully taxable equivalent basis.
(2)	Average securities balances are based on amortized historical cost, excluding SFAS 115 market value adjustments to fair value, which are included in other assets.
(3)	Nonaccrual loans are included in loan balances. Interest income includes related fee income.

Consolidated Average Balances and Annualized Yields (unaudited)
(dollars in thousands)	For the Nine-Month Periods Ended September 30,
	2008			2007
	Average Balance	Income	Rate	Average Balance	Income	Rate
Assets:
Commercial paper	$25,947	$560	2.88%	$—	$—	—
Federal funds sold	85,179	1,721	2.70%	66,421	2,629	5.29%
Securities (1) (2)
Taxable	927,040	33,935	4.89%	806,695	27,901	4.62%
Non-taxable	244,567	13,418	7.32%	207,427	11,708	7.53%
Total securities	1,171,607	47,353	5.40%	1,014,122	39,609	5.22%
Loans (1) (3)
Commercial	1,198,260	58,181	6.49%	1,232,286	82,096	8.91%
Real estate - multi family & commercial	2,646,493	123,306	6.21%	2,340,394	128,515	7.32%
Real estate - residential 1 - 4 family	1,140,836	51,124	5.98%	1,304,797	57,327	5.86%
Consumer	738,478	139,156	25.17%	1,142,874	164,961	19.30%
Other	3,338	149	5.96%	2,890	172	7.96%
Total loans	5,727,405	371,916	8.67%	6,023,241	433,071	9.60%
Total interest-earning assets	7,010,138	421,550	8.03%	7,103,784	475,309	8.95%
Market value adjustment	25,957			18,821
Non-interest-earning assets	589,773			444,565
Total assets	$7,625,868			$7,567,170

Liabilities and shareholders' equity:
Interest-bearing deposits:
Savings and interest-bearing transaction accounts	$2,005,641	19,085	1.27%	$2,132,474	41,032	2.57%
Time certificates of deposit	1,818,462	46,292	3.40%	1,732,963	58,204	4.49%
Total interest-bearing deposits	3,824,103	65,377	2.28%	3,865,437	99,236	3.43%
Borrowed funds:
Repos and Federal funds purchased	406,597	9,859	3.24%	382,088	14,565	5.10%
Other borrowings	1,504,382	55,516	4.93%	1,401,141	55,760	5.32%
Total borrowings	1,910,979	65,375	4.57%	1,783,229	70,325	5.27%
Total interest-bearing liabilities	5,735,082	130,752	3.05%	5,648,666	169,561	4.01%
Non-interest-bearing demand deposits	1,126,123			1,160,572
Other liabilities	55,219			100,680
Shareholders' equity	709,444			657,252
Total liabilities and shareholders' equity	$7,625,868			$7,567,170

Tax equivalent net interest income/margin		290,798	5.54%		305,748	5.75%
Less: non-taxable interest from securities and loans		4,424	0.08%		3,535	0.06%
Net interest income		$286,374	5.46%		$302,213	5.69%

Consumer loans, Core Bank	$603,266	$30,394	6.73%	$704,863	$46,393	8.80%
Loans, Core Bank	$5,592,193	$263,154	6.29%	$5,585,230	$314,503	7.53%

(1)	Income and yield calculations are presented on an annualized and fully taxable equivalent basis.
(2)	Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value which are included in other assets.
(3)	Nonaccrual loans are included in loan balances. Interest income includes related fee income.

Key Financial Ratios
(dollars and shares in thousands) (unaudited)	For the Three-Month Periods Ended September 30,		For the Nine-Month Periods Ended September 30,
	2008	2007	2008	2007
Financial Ratios
Operating efficiency ratio Consolidated	102.88%	66.92%	58.99%	47.27%
Operating efficiency ratio Core Bank	95.08%	63.34%	79.37%	57.48%
Operating efficiency ratio RAL and RT	N/A	N/A	37.12%	33.36%

Return on average equity Consolidated	-27.00%	2.28%	3.59%	18.03%

Return on average assets Consolidated	-2.49%	0.21%	0.33%	1.57%

Leverage ratio	9.21%	9.25%	9.30%	8.69%

	As of September 30,
	2008	2007

Tier 1 capital to Average Tangible Assets ratio	7.7%	8.2%
Tier 1 capital to Risk Weighted Assets ratio	9.1%	9.9%
Total Tier 1 & Tier 2 Capital to Risk Weighted Assets ratio	11.9%	12.5%

Credit Quality Ratios
Allowance for loan losses Consolidated	$122,097	$40,375
Allowance for loan losses Core Bank	$122,097	$40,375
Allowance for loan losses RAL and RT	$—	$—

	For the Three-Month Periods Ended September 30,		For the Nine-Month Periods Ended September 30,
	2008	2007	2008	2007

Net charge-offs Consolidated	$14,388	$27,575	$71,504	$113,128
Net charge-offs Core Bank	$18,085	$3,199	$48,787	$19,166
Net charge-offs RAL and RT	$(3,697)	$24,376	$22,717	$93,962

Annualized Consolidated net charge-offs to Consolidated average loans	0.99%	1.98%	1.67%	2.51%
Annualized Core Bank net charge-offs to Core Bank average loans	1.25%	0.23%	1.17%	0.46%
Annualized RAL and RT net charge-offs to RAL and RT average loans	N/A	N/A	22.44%	28.68%

	As of September 30,
	2008	2007
Non-performing assets
Nonaccrual loans	$136,940	$21,956
Loans past due 90 days or more on accrual status	445	864
Troubled debt restructured loans	29,022	—
Total non-performing loans *	166,407	22,820
Other real estate owned and other foreclosed assets	5,181	2,910
Total non-performing assets *	$171,588	$25,730

* There were no non-performing RAL loans as of September 30, 2008 and 2007.

Non-performing loans to Core Bank total loans held for investment	2.91%	0.41%
Non-performing assets to Core Bank total assets	2.23%	0.36%
Core Bank allowance for loan losses to non-performing loans	73%	177%
Core Bank allowance for loan losses to Core Bank total loans held for investment	2.13%	0.73%

Book value per share
Actual shares outstanding at end of period	46,206	46,539
Book value per share	$13.90	$14.35
Tangible book value per share	$10.88	$11.06

Reconciliation of GAAP to Non-GAAP Measures (unaudited)
Page 2 of Release for 3rd Quarter Earnings
(dollars in thousands)

Net Interest Margin	For the Three-Month Periods Ended September 30, 2008,
	2008			2007
	Consolidated	Core Bank	RAL and RT	Consolidated	Core Bank	RAL and RT

Net interest margin (tax equivalent)	3.57%	3.61%	N/A	3.65%	3.70%	N/A

Net interest income (tax equivalent)	$62,642	$63,353	$(711)	$60,707	$61,288	$(581)

Interest income	$102,733	$102,733	$—	$114,659	$114,547	$112
Interest expense	41,911	41,200	711	54,691	53,998	693
Net interest income	$60,822	$61,533	$(711)	$59,968	$60,549	$(581)
Tax equivalent adjustment	$1,820	$1,820	$—	$739	$739	$—

Average earning assets	$6,988,840	$6,988,497	$343	$6,598,462	$6,570,133	$28,329

Net Interest Margin	For the Three-Month Periods Ended June 30,
	2008
	Consolidated	Core Bank	RAL and RT

Net interest margin (tax equivalent)	3.91%	3.74%	N/A

Net interest income (tax equivalent)	$65,955	$63,029	$2,926

Interest income	$103,375	$99,764	$3,611
Interest expense	39,007	38,322	685
Net interest income	$64,368	$61,442	$2,926
Tax equivalent adjustment	$1,587	$1,587	$—

Average earning assets	$6,789,281	$6,773,531	$15,750

CONTACT:
Pacific Capital Bancorp
Debbie Whiteley
Executive Vice President, Investor Relations
(805) 884-6680
Debbie.Whiteley@pcbancorp.com
or
Financial Relations Board
Tony Rossi
(213) 486-6545
trossi@frbir.com